Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No. 333-170314-01

June 8, 2012

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Our Products

- STREAM S&P Dynamic Roll Global Commodities Fund

Potential Benefits of our ETFs

- **Access to Enhanced Quantitative Indices**[1]
  The ETFs seek to track the performance of enhanced quantitative indices.
- **Ease of Investment**
  Investors can purchase and sell shares of the ETFs through traditional brokerage accounts.
- **Liquidity**
  The shares of the ETFs trade on NYSE Arca throughout each trading day and can be bought or sold any time the market is open.
- **Transparency**
  The composition of the ETFs are disclosed daily
- **Diversification**
  Access to a broad range of asset classes and multiple underlying securities
- **Cost Effective**
  Lower expense ratio compared to some traditional mutual funds with similar investment strategies

[1]Enhanced quantitative indices are indices that try to limit the impact of market mispricing while generating improved risk-adjusted returns.


STREAM ETFs
Strategic Enhanced Asset Management

BNP Paribas Quantitative Strategies, LLC seeks to develop innovative Exchange Traded Funds (ETFs) that provide transparent, cost-effective and liquid investment options to investors looking to access the returns of systematic strategies and enhanced quantitative indices.

The composition of quantitative indices is designed to adapt according to predetermined rules, allowing them to react independently and dynamically adjust to market conditions.

STREAM S&P Dynamic Roll Global Commodities Fund
The STREAM S&P Dynamic Roll Global Commodities Fund (the "Fund") invests in exchange-traded futures on the commodities comprising the S&P GSCI Dynamic Roll Excess Return Index (the "Index") with a view to tracking the Index over time. The Index aims to reflect the return of an investment in a world production-weighted portfolio comprised of the principal physical commodities that are the subject of active, liquid futures markets.

The Fund will seek to track changes, whether positive or negative, in the level of the Index over time. The Fund is designed for investors who want a convenient way to gain an exposure to a diversified selection of commodities and an index strategy that seeks to serve as a benchmark for commodity market returns and to reflect the general levels of price movements and inflation in the world economy.

Shares of the Fund trade on NYSE Arca under the symbol "BNPC".

For additional information on the STREAM S&P Dynamic Roll Global Commodities Fund, please click here.

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- Transparency
  The composition of the ETFs are disclosed daily
- Diversification
  Access to a broad range of asset classes and multiple underlying securities
- Cost Effective
  Lower expense ratio compared to some traditional mutual funds with similar investment strategies

[1] Enhanced quantitative indices are indices that try to limit the impact of market mispricing while generating improved risk-adjusted returns.

IMPORTANT CONSIDERATIONS

- Price of Commodities and futures contracts can be volatile and are not suitable for all investors
- Prices of ETF shares may be lower than the cost and underlying assets may lose value
- STREAM ETFs are not 40 Act Funds and not subject to regulation thereunder
- STREAM ETF shares are not FDIC insured, may lose value and have no bank guarantee
- The ETF strategy may not be successful
- A wide bid-ask spread for low volume ETFs may lead to trades that are not cost effective
- This investment is not suitable for all investors.
- Diversification does not eliminate the risk of experiencing investment losses.

STREAM S&P Dynamic Roll Global Commodities Fund

The STREAM S&P Dynamic Roll Global Commodities Fund (the "Fund") invests in exchange-traded futures on the commodities comprising the S&P GSCI Dynamic Roll Excess Return Index (the "Index") with a view to tracking the Index over time. The Index aims to reflect the return of an investment in a world production-weighted portfolio comprised of the principal physical commodities that are the subject of active, liquid futures markets.

The Fund will seek to track changes, whether positive or negative, in the level of the Index over time. The Fund is designed for investors who want a convenient way to gain an exposure to a diversified selection of commodities and an index strategy that seeks to serve as a benchmark for commodity market returns and to reflect the general levels of price movements and inflation in the world economy.

Shares of the Fund trade on NYSE Arca under the symbol "BNPC".

For additional information on the STREAM S&P Dynamic Roll Global Commodities Fund, please click here.

Name	NAV	Last Updated
STREAM S&P Dynamic Roll Global Commodities Fund	$26.09	29 May

The funds described on this website (the "funds") are not mutual funds or any other type of investment company within the meaning of the Investment Company Act of 1940, as amended, and is not subject to regulation thereunder.

Shares are not individually redeemable. Owners of the Shares may acquire those Shares from the Funds or tender those Shares for redemption to the Funds in Creation and Redemption Units, respectively, typically consisting of 40,000 Shares.

ALPS Distributors, Inc. is the distributor for the Funds. It is not affiliated with BNP Paribas Quantitative Strategies, LLC.

Investment in the Funds are not suitable for all investors. There are risks associated with investing including possible loss of principal. Carefully consider the Funds' investment objectives, risk factors, and fees and expenses before investing. For further discussion of the risks associated with an investment in the Fund please read the applicable prospectus.

For a copy of the Prospectus CLICK HERE. Please read it carefully before investing.

The Funds are new and have limited operating history

©2011-2012 BNP Paribas - *All rights reserved*

Legal Information

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Our Products

- STREAM S&P Dynamic Roll Global Commodities Fund

Potential Benefits of our ETFs

- **Access to Enhanced Quantitative Indices[1]**
  The ETFs seek to track the performance of enhanced quantitative indices.
- **Ease of Investment**
  Investors can purchase and sell shares of the ETFs through traditional brokerage accounts.
- **Liquidity**
  The shares of the ETFs trade on NYSE Arca throughout each trading day and can be bought or sold any time the market is open.
- **Transparency**
  The composition of the ETFs are disclosed daily
- **Diversification**
  Access to a broad range of asset classes and multiple underlying securities
- **Cost Effective**
  Lower expense ratio compared to some traditional mutual funds with similar investment strategies

[1]Enhanced quantitative indices are indices that try to limit the impact of market mispricing while generating improved risk-adjusted returns.

STREAM S&P Dynamic Roll Global Commodities Fund

Details & Downloads | Composition | Premium/Discount

STREAM S&P Dynamic Roll Global Commodities Fund

The STREAM S&P Dynamic Roll Global Commodities Fund (the "Fund") is managed by BNP Paribas Quantitative Strategies, LLC (the "Managing Owner"). It seeks to track changes, whether positive or negative, in the level of the S&P GSCI Dynamic Roll Excess Return Index[1] (the "Index").

The Index is designed as a benchmark for investment in the commodity market and aims to reflect the return of an investment in a world production-weighted portfolio comprised of the principal physical commodities[2] that are the subject of active, liquid futures markets.

The Index utilizes a dynamic rolling strategy to determine the new futures contracts for the underlying commodities that seeks to maximize yield from rolling long futures contracts in backwardated markets and minimize roll loss from rolling long futures contracts in contangoed markets.
A "backwardated" market means a market in which the prices of certain commodity futures contracts are higher for contracts with shorter-term expirations than for contracts with longer-term expirations.
A "contangoed" market means a market in which the prices of certain commodity futures contracts are lower for contracts with shorter-term expirations than for contracts with longer-term expirations.

The Fund is designed for investors looking for a convenient way to gain an exposure to a diversified selection of commodities and an index strategy that seeks to serve as a benchmark for commodity market returns. Investors can buy and sell shares in the Fund at the market price on NYSE Arca, Inc. Ordinary brokerage commissions apply. Shares may only be redeemed directly from the Fund by Authorised participants in blocks consisting of 40,000 shares.

[1]You cannot invest directly into an index.

Market Data

Ticker	BNPC
Currency	USD
Indicative NAV *	$25.49
Intraday Price *	$25.40
Last end-of-day NAV *	$26.09
Date	29 May 2012
Last end-of-day Index Level	$505.34
Date	29 May 2012
4PM Bid/Ask Midpoint *	$0.00
Premium/Discount (%)	-1.0000

Data Source: Reuters
(Data delayed by 20 minutes)

* Market returns are based on the midpoint of the bid/ask spread at 4PM ET and do not represent the return an investor would receive if shares were traded at other times

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- Transparency
  The composition of the ETFs are disclosed daily
- Diversification
  Access to a broad range of asset classes and multiple underlying securities
- Cost Effective
  Lower expense ratio compared to some traditional mutual funds with similar investment strategies

[1]Enhanced quantitative indices are indices that try to limit the impact of market mispricing while generating improved risk-adjusted returns.

commodity futures contracts are higher for contracts with shorter-term expirations than for contracts with longer-term expirations.
A "contangoed" market means a market in which the prices of certain commodity futures contracts are lower for contracts with shorter-term expirations than for contracts with longer-term expirations.

The Fund is designed for investors looking for a convenient way to gain an exposure to a diversified selection of commodities and an index strategy that seeks to serve as a benchmark for commodity market returns. Investors can buy and sell shares in the Fund at the market price on NYSE Arca, Inc. Ordinary brokerage commissions apply. Shares may only be redeemed directly from the Fund by Authorised particpants in blocks consisting of 40,000 shares.

[1]You cannot invest directly into an index.
[2]The Index is comprised of " Crude Oil, Heating Oil, RBOB Gasoline, Natural Gas, Gasoil, Brent Crude Oil, Live Cattle, Feeder Cattle, Lean Hogs, Chicago Wheat, Kansas City Wheat, Corn, Soybeans, Coffee, Sugar #11, Cocoa, Cotton #2, Aluminum, Copper, Zinc, Nickel, Lead, Gold and Silver.

bid/ask spread at 4PM ET and do not represent the return an investor would receive if shares were traded at other times

Downloads

Product's disclaimer

IMPORTANT CONSIDERATIONS

- Price of Commodities and futures contracts can be volatile and are not suitable for all investors
- Prices of ETF shares may be lower than the cost and underlying assets may lose value
- STREAM ETFs are not 40 Act Funds and not subject to regulation thereunder
- STREAM ETF shares are not FDIC insured, may lose value and have no bank guarantee
- The ETF strategy may not be successful
- A wide bid-ask spread for low volume ETFs may lead to trades that are not cost effective
- This investment is not suitable for all investors.
- Diversification does not eliminate the risk of experiencing investment losses.

The funds described on this website (the "funds") are not mutual funds or any other type of investment company within the meaning of the Investment Company Act of 1940, as amended, and is not subject to regulation thereunder.

Shares are not individually redeemable. Owners of the Shares may acquire those Shares from the Funds or tender those Shares for redemption to the Funds in Creation and Redemption Units, respectively, typically consisting of 40,000 Shares.

ALPS Distributors, Inc. is the distributor for the Funds. It is not affiliated with BNP Paribas Quantitative Strategies, LLC.

Investment in the Funds are not suitable for all investors. There are risks associated with investing including possible loss of principal. Carefully consider the Funds' investment objectives, risk factors, and fees and expenses before investing. For further discussion of the risks associated with an investment in the Fund please read the applicable prospectus.

For a copy of the Prospectus CLICK HERE. Please read it carefully before investing.

The Funds are new and have limited operating history

©2011-2012 BNP Paribas - All rights reserved

Legal Information

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Home | Products | About BNP Paribas | Contact Us

Our Products

- STREAM S&P Dynamic Roll Global Commodities Fund

Potential Benefits of our ETFs

- **Access to Enhanced Quantitative Indices**[1]
  The ETFs seek to track the performance of enhanced quantitative indices.
- **Ease of Investment**
  Investors can purchase and sell shares of the ETFs through traditional brokerage accounts.
- **Liquidity**
  The shares of the ETFs trade on NYSE Arca throughout each trading day and can be bought or sold any time the market is open.
- **Transparency**
  The composition of the ETFs are disclosed daily
- **Diversification**
  Access to a broad range of asset classes and multiple underlying securities
- **Cost Effective**
  Lower expense ratio compared to some traditional mutual funds with similar investment strategies

[1] Enhanced quantitative indices are indices that try to limit the impact of market mispricing while generating improved risk-adjusted returns.

STREAM S&P Dynamic Roll Global Commodities Fund

Details & Downloads | **Composition** | Premium/Discount

As of 12 Apr 2012 (subject to change)

Download Data

Futures	Bloomberg Ticker	Quantity	Price	Market Value	Weight (%)*
BRENT CRUDE FUTR Oct12	COV2	41	$116.72	$4,785,520.00	15.92
CATTLE FEEDER FUT Aug12	FCQ2	2	$151.23	$151,225.00	0.50
COCOA FUTURE Sep12	CCU2	2	$2,296.00	$45,920.00	0.15
COFFEE 'C' FUTURE Dec12	KCZ2	3	$189.05	$212,681.25	0.71
CORN FUTURE Sep12	C U2	35	$555.50	$972,125.00	3.23
COTTON NO.2 FUTR Dec12	CTZ2	6	$88.71	$266,130.00	0.89
GAS OIL FUT (ICE) DEC13	QSZ3	21	$948.50	$1,991,850.00	6.63
GASOLINE RBOB FUT Oct12	XBV2	10	$285.56	$1,199,352.00	3.99
GOLD 100 OZ FUTR Dec12	GCZ2	4	$1,650.20	$660,080.00	2.20
HEATING OIL FUTR Dec12	HOZ2	10	$316.60	$1,329,720.00	4.42
LEAN HOGS FUTURE AUG12	LHQ2	11	$88.15	$387,860.00	1.29
LIVE CATTLE FUTR Jun12	LCM2	14	$111.58	$624,820.00	2.08
LME COPPER FUTURE DEC13	LPZ3	4	$8,095.00	$809,500.00	2.69
LME LEAD FUTURE Aug12	LLQ2	2	$2,075.00	$103,750.00	0.35
LME NICKEL FUTURE Aug12	LNQ2	1	$17,432.00	$104,592.00	0.35
LME PRI ALUM FUTR Dec14	LAZ4	10	$2,340.50	$585,125.00	1.95
LME ZINC FUTURE JUL12	LXN2	3	$1,999.75	$149,981.25	0.50
NATURAL GAS FUTR Apr13	NGJ3	17	$3.11	$528,870.00	1.76
SILVER FUTURE DEC12	SIZ2	1	$0.00	$154,700.00	0.51
SOYBEAN FUTURE Nov12	S X2	9	$1,352.00	$608,400.00	2.02
SUGAR #11 (WORLD) Jul12	SBN2	18	$21.61	$435,657.60	1.45
WHEAT FUTURE(CBT) JUL12	W N2	21	$632.50	$664,125.00	2.21
WHEAT FUTURE(KCB) JUL12	KWN2	6	$642.50	$192,750.00	0.64
WTI CRUDE FUTURE Dec13	CLZ3	80	$101.55	$8,124,000.00	27.03

* Weight (%) as percentage of NAV

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?ProductId=2
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time the market is open.

- Transparency
  The composition of the ETFs are disclosed daily
- Diversification
  Access to a broad range of asset classes and multiple underlying securities
- Cost Effective
  Lower expense ratio compared to some traditional mutual funds with similar investment strategies

[1] Enhanced quantitative indices are indices that try to limit the impact of market mispricing while generating improved risk-adjusted returns.

IMPORTANT CONSIDERATIONS

- Price of Commodities and futures contracts can be volatile and are not suitable for all investors
- Prices of ETF shares may be lower than the cost and underlying assets may lose value
- STREAM ETFs are not 40 Act Funds and not subject to regulation thereunder
- STREAM ETF shares are not FDIC insured, may lose value and have no bank guarantee
- The ETF strategy may not be successful
- A wide bid-ask spread for low volume ETFs may lead to trades that are not cost effective
- This investment is not suitable for all investors
- Diversification does not eliminate the risk of experiencing investment losses.

LME COPPER FUTURE DEC13	LPZ3	4	$8,095.00	$809,500.00	2.69
LME LEAD FUTURE Aug12	LLQ2	2	$2,075.00	$103,750.00	0.35
LME NICKEL FUTURE Aug12	LNQ2	1	$17,432.00	$104,592.00	0.35
LME PRI ALUM FUTR Dec14	LAZ4	10	$2,340.50	$585,125.00	1.95
LME ZINC FUTURE JUL12	LXN2	3	$1,999.75	$149,981.25	0.50
NATURAL GAS FUTR Apr13	NGJ3	17	$3.11	$528,870.00	1.76
SILVER FUTURE DEC12	SIZ2	1	$0.00	$154,700.00	0.51
SOYBEAN FUTURE Nov12	S X2	9	$1,352.00	$608,400.00	2.02
SUGAR #11 (WORLD) Jul12	SBN2	18	$21.61	$435,657.60	1.45
WHEAT FUTURE(CBT) JUL12	W N2	21	$632.50	$664,125.00	2.21
WHEAT FUTURE(KCB) JUL12	KWN2	6	$642.50	$192,750.00	0.64
WTI CRUDE FUTURE Dec13	CLZ3	80	$101.55	$8,124,000.00	27.03

* Weight (%) as percentage of NAV

U.S. Treasury	Quantity	Price	Market Value
US TREASURY BILL DISCOUNT 05/24/2012	14,500,000	$99.9920	$14,498,840.00

Cash	Market Value
U.S. Dollars	$1,754,950.74

(subject to change)

The funds described on this website (the "funds") are not mutual funds or any other type of investment company within the meaning of the Investment Company Act of 1940, as amended, and is not subject to regulation thereunder.

Shares are not individually redeemable. Owners of the Shares may acquire those Shares from the Funds or tender those Shares for redemption to the Funds in Creation and Redemption Units, respectively, typically consisting of 40,000 Shares.

ALPS Distributors, Inc. is the distributor for the Funds. It is not affiliated with BNP Paribas Quantitative Strategies, LLC.

Investment in the Funds are not suitable for all investors. There are risks associated with investing including possible loss of principal. Carefully consider the Funds' investment objectives, risk factors, and fees and expenses before investing. For further discussion of the risks associated with an investment in the Fund please read the applicable prospectus.

For a copy of the Prospectus CLICK HERE. Please read it carefully before investing.

The Funds are new and have limited operating history

©2011-2012 BNP Paribas - *All rights reserved*

Legal Information
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Home | Products | About BNP Paribas | Contact Us

Our Products

- STREAM S&P Dynamic Roll Global Commodities Fund

Potential Benefits of our ETFs

- **Access to Enhanced Quantitative Indices**[1]
  The ETFs seek to track the performance of enhanced quantitative indices.
- **Ease of Investment**
  Investors can purchase and sell shares of the ETFs through traditional brokerage accounts.
- **Liquidity**
  The shares of the ETFs trade on NYSE Arca throughout each trading day and can be bought or sold any time the market is open.
- **Transparency**
  The composition of the ETFs are disclosed daily
- **Diversification**
  Access to a broad range of asset classes and multiple underlying securities
- **Cost Effective**
  Lower expense ratio compared to some traditional mutual funds with similar investment strategies

[1] Enhanced quantitative indices are indices that try to limit the impact of market mispricing while generating improved risk adjusted returns.

STREAM S&P Dynamic Roll Global Commodities Fund

Details & Downloads | Composition | **Premium/Discount**



NAV vs Bid/Ask Midpoint
42
35
28
21
14
7
0
Number of Days
Less than -2%
-1.99% to -1%
-0.99% to -0.50%
-0.49% to 0%
0% to 0.49%
0.50% to 0.99%
1% to 1.99%
More than 2%
Bid/Ask Midpoint in relation to NAV in Percentage
01/01/2012 to 03/31/2012
04/01/2012 to 05/30/2012

The performance data quoted above represents past performance. Past performance is not a guarantee of future results. Investment return and value of the Fund shares will fluctuate so that an investor's shares, when sold, may be worth more or less than their original cost. Performance may be lower or higher than performance data quoted.

Description

The above frequency distribution chart presents information about the difference between the daily market price for shares of the Fund and the Fund's reported net asset value per share ("NAV per share"). The amount that the Fund's market price is above the reported NAV per share is called the premium. The amount that the Fund's market price is below the reported NAV per share is called the discount. The market price is determined using the midpoint between the highest bid and the lowest offer on the listing exchange, as of the time that the Fund's net asset value is calculated (as provided in the Prospectus). The horizontal axis of the chart shows the premium or discount expressed in percentage. The vertical axis indicates the number of trading days in the period covered by the chart. Each bar in the chart shows the number of trading days in which the Fund traded within the premium/discount range indicated.

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time the market is open.

- Transparency
  The composition of the ETFs are disclosed daily
- Diversification
  Access to a broad range of asset classes and multiple underlying securities
- Cost Effective
  Lower expense ratio compared to some traditional mutual funds with similar investment strategies

[1] Enhanced quantitative indices are indices that try to limit the impact of market mispricing while generating improved risk-adjusted returns.

IMPORTANT CONSIDERATIONS

- Price of Commodities and futures contracts can be volatile and are not suitable for all investors
- Prices of ETF shares may be lower than the cost and underlying assets may lose value
- STREAM ETFs are not 40 Act Funds and not subject to regulation thereunder
- STREAM ETF shares are not FDIC insured, may lose value and have no bank guarantee
- The ETF strategy may not be successful
- A wide bid-ask spread for low volume ETFs may lead to trades that are not cost effective
- This investment is not suitable for all investors.
- Diversification does not eliminate the risk of experiencing investment losses.

Bid/Ask Midpoint in relation to NAV in Percentage

01/01/2012 to 03/31/2012 | 04/01/2012 to 05/30/2012

The performance data quoted above represents past performance. Past performance is not a guarantee of future results. Investment return and value of the Fund shares will fluctuate so that an investor's shares, when sold, may be worth more or less than their original cost. Performance may be lower or higher than performance data quoted.

Description
The above frequency distribution chart presents information about the difference between the daily market price for shares of the Fund and the Fund's reported net asset value per share ("NAV per share"). The amount that the Fund's market price is above the reported NAV per share is called the premium. The amount that the Fund's market price is below the reported NAV per share is called the discount. The market price is determined using the midpoint between the highest bid and the lowest offer on the listing exchange, as of the time that the Fund's net asset value is calculated (as provided in the Prospectus). The horizontal axis of the chart shows the premium or discount expressed in percentage. The vertical axis indicates the number of trading days in the period covered by the chart. Each bar in the chart shows the number of trading days in which the Fund traded within the premium/discount range indicated.

The funds described on this website (the "funds") are not mutual funds or any other type of investment company within the meaning of the Investment Company Act of 1940, as amended, and is not subject to regulation thereunder.

Shares are not individually redeemable. Owners of the Shares may acquire those Shares from the Funds or tender those Shares for redemption to the Funds in Creation and Redemption Units, respectively, typically consisting of 40,000 Shares.

ALPS Distributors, Inc. is the distributor for the Funds. It is not affiliated with BNP Paribas Quantitative Strategies, LLC.

Investment in the Funds are not suitable for all investors. There are risks associated with investing including possible loss of principal. Carefully consider the Funds' investment objectives, risk factors, and fees and expenses before investing. For further discussion of the risks associated with an investment in the Fund please read the applicable prospectus.

For a copy of the Prospectus CLICK HERE. Please read it carefully before investing.

The Funds are new and have limited operating history

©2011-2012 BNP Paribas - *All rights reserved*

Legal Information
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STREAM ETFs

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Our Products

- STREAM S&P Dynamic Roll Global Commodities Fund

About BNP Paribas

Contact Us

BNP Paribas Quantitative Strategies, LLC is a wholly-owned subsidiary of BNP Paribas S.A. (www.bnpparibas.com), one of the world's largest banks with three major business lines: Corporate & Investment Banking, Asset Management and Services and Retail Banking, providing a diversified asset base. With offices in over 80 countries across five continents with more than 200,000 employees, BNP Paribas offers wide coverage of financial markets with an extensive global banking network. This international resource, combined with financial strength, enables BNP Paribas to serve the needs of its 14,000 institutional and corporate clients and 20 million retail customers worldwide.

BNP Paribas Quantitative Strategies, LLC was created in 2010 to develop innovative funds that provide convenient and cost-effective investment options to investors looking to access the returns of quantitative indices.

Securities products offered by BNP Paribas Securities Corp are not FDIC insured, are not bank deposits nor bank guaranteed, and are subject to investment risk, including possible loss of the principal invested.

Potential Benefits of our ETFs

- **Access to Enhanced Quantitative Indices**[1]
  The ETFs seek to track the performance of enhanced quantitative indices.
- **Ease of Investment**
  Investors can purchase and sell shares of the ETFs through traditional brokerage accounts.
- **Liquidity**
  The shares of the ETFs trade on NYSE Arca throughout each trading day and can be bought or sold any time the market is open.
- **Transparency**
  The composition of the ETFs are disclosed daily
- **Diversification**
  Access to a broad range of asset classes and multiple underlying securities
- **Cost Effective**
  Lower expense ratio compared to some traditional mutual funds with similar investment strategies

[1] Enhanced quantitative indices are indices that try to limit the impact of market mispricing while generating improved risk-adjusted returns.

The funds described on this website (the "funds") are not mutual funds or any other type of investment company within the meaning of the Investment Company Act of 1940, as amended, and is not subject to regulation thereunder.

Shares are not individually redeemable. Owners of the Shares may acquire those Shares from the Funds or tender those Shares for redemption to the Funds in Creation and Redemption Units, respectively, typically consisting of 40,000 Shares.

ALPS Distributors, Inc. is the distributor for the Funds. It is not affiliated with BNP Paribas Quantitative Strategies, LLC.

Investment in the Funds are not suitable for all investors. There are risks associated with investing including possible loss of principal. Carefully consider the Funds' investment objectives, risk factors, and fees and expenses before investing. For further discussion of the risks associated with an investment in the Fund please read the applicable prospectus.

For a copy of the Prospectus CLICK HERE. Please read it carefully before investing.

The Funds are new and have limited operating history

Done

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BNP Paribas Stream

time the market is open.

- Transparency
  The composition of the ETFs are disclosed daily
- Diversification
  Access to a broad range of asset classes and multiple underlying securities
- Cost Effective
  Lower expense ratio compared to some traditional mutual funds with similar investment strategies

[1]Enhanced quantitative indices are indices that try to limit the impact of market mispricing while generating improved risk-adjusted returns.

IMPORTANT CONSIDERATIONS

- Price of Commodities and futures contracts can be volatile and are not suitable for all investors
- Prices of ETF shares may be lower than the cost and underlying assets may lose value
- STREAM ETFs are not 40 Act Funds and not subject to regulation thereunder
- STREAM ETF shares are not FDIC insured, may lose value and have no bank guarantee
- The ETF strategy may not be successful
- A wide bid-ask spread for low volume ETFs may lead to trades that are not cost effective
- This investment is not suitable for all investors.
- Diversification does not eliminate the risk of experiencing investment losses.

Shares are not individually redeemable. Owners of the Shares may acquire those Shares from the Funds or tender those Shares for redemption to the Funds in Creation and Redemption Units, respectively, typically consisting of 40,000 Shares.

ALPS Distributors, Inc. is the distributor for the Funds. It is not affiliated with BNP Paribas Quantitative Strategies, LLC.

Investment in the Funds are not suitable for all investors. There are risks associated with investing including possible loss of principal. Carefully consider the Funds' investment objectives, risk factors, and fees and expenses before investing. For further discussion of the risks associated with an investment in the Fund please read the applicable prospectus.

For a copy of the Prospectus CLICK HERE. Please read it carefully before investing.

The Funds are new and have limited operating history

©2011-2012 BNP Paribas - *All rights reserved*

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BNP PARIBAS

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About BNP Paribas | **Contact Us**

STREAM S&P Dynamic Roll Global Commodities Fund
c/o ALPS Distributors Inc.
1290 Broadway, Suite 1100
Denver, CO 80203

Telephone: (855) 804-2588

Our Products

- STREAM S&P Dynamic Roll Global Commodities Fund

Potential Benefits of our ETFs

- **Access to Enhanced Quantitative Indices**[1]
  The ETFs seek to track the performance of enhanced quantitative indices.
- **Ease of Investment**
  Investors can purchase and sell shares of the ETFs through traditional brokerage accounts.
- **Liquidity**
  The shares of the ETFs trade on NYSE Arca throughout each trading day and can be bought or sold any time the market is open.
- **Transparency**
  The composition of the ETFs are disclosed daily
- **Diversification**
  Access to a broad range of asset classes and multiple underlying securities
- **Cost Effective**
  Lower expense ratio compared to some traditional mutual funds with similar investment strategies

[1]Enhanced quantitative indices are indices that try to limit the impact of market mispricing while generating improved risk-adjusted returns.

The funds described on this website (the "funds") are not mutual funds or any other type of investment company within the meaning of the Investment Company Act of 1940, as amended, and is not subject to regulation thereunder.

Shares are not individually redeemable. Owners of the Shares may acquire those Shares from the Funds or tender those Shares for redemption to the Funds in Creation and Redemption Units, respectively, typically consisting of 40,000 Shares.

ALPS Distributors, Inc. is the distributor for the Funds. It is not affiliated with BNP Paribas Quantitative Strategies, LLC.

Investment in the Funds are not suitable for all investors. There are risks associated with investing including possible loss of principal. Carefully consider the Funds' investment objectives, risk factors, and fees and expenses before investing. For further discussion of the risks associated with an investment in the Fund please read the applicable prospectus.

For a copy of the Prospectus CLICK HERE. Please read it carefully before investing.

The Funds are new and have limited operating history

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time the market is open.

- Transparency
  The composition of the ETFs are disclosed daily
- Diversification
  Access to a broad range of asset classes and multiple underlying securities
- Cost Effective
  Lower expense ratio compared to some traditional mutual funds with similar investment strategies

[1] Enhanced quantitative indices are indices that try to limit the impact of market mispricing while generating improved risk-adjusted returns.

IMPORTANT CONSIDERATIONS

- Price of Commodities and futures contracts can be volatile and are not suitable for all investors
- Prices of ETF shares may be lower than the cost and underlying assets may lose value
- STREAM ETFs are not 40 Act Funds and not subject to regulation thereunder
- STREAM ETF shares are not FDIC insured, may lose value and have no bank guarantee
- The ETF strategy may not be successful
- A wide bid-ask spread for low volume ETFs may lead to trades that are not cost effective
- This investment is not suitable for all investors.
- Diversification does not eliminate the risk of experiencing investment losses.

The Funds are new and have limited operating history

©2011-2012 BNP Paribas - All rights reserved

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BNP PARIBAS

Home | Products | About BNP Paribas | Contact Us

Our Products

- STREAM S&P Dynamic Roll Global Commodities Fund

Potential Benefits of our ETFs

- **Access to Enhanced Quantitative Indices**[1]
  The ETFs seek to track the performance of enhanced quantitative indices.
- **Ease of Investment**
  Investors can purchase and sell shares of the ETFs through traditional brokerage accounts.
- **Liquidity**
  The shares of the ETFs trade on NYSE Arca throughout each trading day and can be bought or sold any time the market is open.
- **Transparency**
  The composition of the ETFs are disclosed daily
- **Diversification**
  Access to a broad range of asset classes and multiple underlying securities
- **Cost Effective**
  Lower expense ratio compared to some traditional mutual funds with similar investment strategies

[1] Enhanced quantitative indices are indices that try to limit the impact of market mispricing while generating improved risk-adjusted returns.

Contact Us | About BNP Paribas

STREAM S&P Dynamic Roll Global Commodities Fund
c/o ALPS Distributors Inc.
1290 Broadway, Suite 1100
Denver, CO 80203

Telephone: (855) 804-2588

The funds described on this website (the "funds") are not mutual funds or any other type of investment company within the meaning of the Investment Company Act of 1940, as amended, and is not subject to regulation thereunder.

Shares are not individually redeemable. Owners of the Shares may acquire those Shares from the Funds or tender those Shares for redemption to the Funds in Creation and Redemption Units, respectively, typically consisting of 40,000 Shares.

ALPS Distributors, Inc. is the distributor for the Funds. It is not affiliated with BNP Paribas Quantitative Strategies, LLC.

Investment in the Funds are not suitable for all investors. There are risks associated with investing including possible loss of principal. Carefully consider the Funds' investment objectives, risk factors, and fees and expenses before investing. For further discussion of the risks associated with an investment in the Fund please read the applicable prospectus.

For a copy of the Prospectus CLICK HERE. Please read it carefully before investing.

The Funds are new and have limited operating history

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time the market is open.

- Transparency
  The composition of the ETFs are disclosed daily
- Diversification
  Access to a broad range of asset classes and multiple underlying securities
- Cost Effective
  Lower expense ratio compared to some traditional mutual funds with similar investment strategies

[1] Enhanced quantitative indices are indices that try to limit the impact of market mispricing while generating improved risk-adjusted returns.

The Funds are new and have limited operating history

IMPORTANT CONSIDERATIONS

- Price of Commodities and futures contracts can be volatile and are not suitable for all investors
- Prices of ETF shares may be lower than the cost and underlying assets may lose value
- STREAM ETFs are not 40 Act Funds and not subject to regulation thereunder
- STREAM ETF shares are not FDIC insured, may lose value and have no bank guarantee
- The ETF strategy may not be successful
- A wide bid-ask spread for low volume ETFs may lead to trades that are not cost effective
- This investment is not suitable for all investors.
- Diversification does not eliminate the risk of experiencing investment losses.

©2011-2012 BNP Paribas - *All rights reserved*

Legal Information

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STREAM ETFs

BNP PARIBAS

Home | Products | About BNP Paribas | Contact Us

Our Products

- STREAM S&P Dynamic Roll Global Commodities Fund

Potential Benefits of our ETFs

- Access to Enhanced Quantitative Indices[1]
  The ETFs seek to track the performance of enhanced quantitative indices.
- Ease of Investment
  Investors can purchase and sell shares of the ETFs through traditional brokerage accounts.
- Liquidity
  The shares of the ETFs trade on NYSE Arca throughout each trading day and can be bought or sold any time the market is open.
- Transparency
  The composition of the ETFs are disclosed daily
- Diversification
  Access to a broad range of asset classes and multiple underlying securities
- Cost Effective
  Lower expense ratio compared to some traditional mutual funds with similar investment strategies

[1]Enhanced quantitative indices are indices that try to limit the impact of market mispricing while generating improved risk-adjusted returns.

Contact Us | **About BNP Paribas**

BNP Paribas Quantitative Strategies, LLC is a wholly-owned subsidiary of BNP Paribas S.A. (www.bnpparibas.com), one of the world's largest banks with three major business lines: Corporate & Investment Banking, Asset Management and Services and Retail Banking, providing a diversified asset base. With offices in over 80 countries across five continents with more than 200,000 employees, BNP Paribas offers wide coverage of financial markets with an extensive global banking network. This international resource, combined with financial strength, enables BNP Paribas to serve the needs of its 14,000 institutional and corporate clients and 20 million retail customers worldwide.

BNP Paribas Quantitative Strategies, LLC was created in 2010 to develop innovative funds that provide convenient and cost-effective investment options to investors looking to access the returns of quantitative indices.

Securities products offered by BNP Paribas Securities Corp are not FDIC insured, are not bank deposits nor bank guaranteed, and are subject to investment risk, including possible loss of the principal invested.

The funds described on this website (the "funds") are not mutual funds or any other type of investment company within the meaning of the Investment Company Act of 1940, as amended, and is not subject to regulation thereunder.

Shares are not individually redeemable. Owners of the Shares may acquire those Shares from the Funds or tender those Shares for redemption to the Funds in Creation and Redemption Units, respectively, typically consisting of 40,000 Shares.

ALPS Distributors, Inc. is the distributor for the Funds. It is not affiliated with BNP Paribas Quantitative Strategies, LLC.

Investment in the Funds are not suitable for all investors. There are risks associated with investing including possible loss of principal. Carefully consider the Funds' investment objectives, risk factors, and fees and expenses before investing. For further discussion of the risks associated with an investment in the Fund please read the applicable prospectus.

For a copy of the Prospectus CLICK HERE. Please read it carefully before investing.

The Funds are new and have limited operating history

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time the market is open.

- Transparency
  The composition of the ETFs are disclosed daily
- Diversification
  Access to a broad range of asset classes and multiple underlying securities
- Cost Effective
  Lower expense ratio compared to some traditional mutual funds with similar investment strategies

[1]Enhanced quantitative indices are indices that try to limit the impact of market mispricing while generating improved risk-adjusted returns.

IMPORTANT CONSIDERATIONS

- Price of Commodities and futures contracts can be volatile and are not suitable for all investors
- Prices of ETF shares may be lower than the cost and underlying assets may lose value
- STREAM ETFs are not 40 Act Funds and not subject to regulation thereunder
- STREAM ETF shares are not FDIC insured, may lose value and have no bank guarantee
- The ETF strategy may not be successful
- A wide bid-ask spread for low volume ETFs may lead to trades that are not cost effective
- This investment is not suitable for all investors.
- Diversification does not eliminate the risk of experiencing investment losses.

Shares are not individually redeemable. Owners of the Shares may acquire those Shares from the Funds or tender those Shares for redemption to the Funds in Creation and Redemption Units, respectively, typically consisting of 40,000 Shares.

ALPS Distributors, Inc. is the distributor for the Funds. It is not affiliated with BNP Paribas Quantitative Strategies, LLC.

Investment in the Funds are not suitable for all investors. There are risks associated with investing including possible loss of principal. Carefully consider the Funds' investment objectives, risk factors, and fees and expenses before investing. For further discussion of the risks associated with an investment in the Fund please read the applicable prospectus.

For a copy of the Prospectus CLICK HERE. Please read it carefully before investing.

The Funds are new and have limited operating history

©2011-2012 BNP Paribas - *All rights reserved*
Legal Information
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BNP PARIBAS

STREAM ETFs

Home | Products | About BNP Paribas | Contact Us

Our Products

- STREAM S&P Dynamic Roll Global Commodities Fund

Potential Benefits of our ETFs

- **Access to Enhanced Quantitative Indices**[1]
  The ETFs seek to track the performance of enhanced quantitative indices.
- **Ease of Investment**
  Investors can purchase and sell shares of the ETFs through traditional brokerage accounts.
- **Liquidity**
  The shares of the ETFs trade on NYSE Arca throughout each trading day and can be bought or sold any time the market is open.
- **Transparency**
  The composition of the ETFs are disclosed daily
- **Diversification**
  Access to a broad range of asset classes and multiple underlying securities
- **Cost Effective**
  Lower expense ratio compared to some traditional mutual funds with similar investment strategies

[1]Enhanced quantitative indices are indices that try to limit the impact of market mispricing while generating improved risk-adjusted returns.



STREAM ETFs
Strategic Enhanced Asset Management

Legal Information

[Disclosures]

THE ISSUER HAS FILED A REGISTRATION STATEMENT (REGISTRATION NO. 333-170314, INCLUDING A PROSPECTUS) WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEBSITE AT WWW.SEC.GOV. ADDITIONALLY, THE PROSPECTUS IS AVAILABLE ON WWW.STREAM.BNPPARIBAS.COM.

THE OFFERING OF THE SHARES OF THE STREAM S&P DYNAMIC ROLL GLOBAL COMMODITIES FUND (SYMBOL: BNPC) CAN ONLY BE MADE BY THE PROSPECTUS WHICH CONTAINS IMPORTANT INFORMATION REGARDING CERTAIN RISKS ASSOCIATED WITH BNPC AND SHOULD BE READ CAREFULLY AND RETAINED BY ANYONE CONSIDERING AN INVESTMENT IN BNPC. THE SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC NOR HAS THE SEC, THE COMMODITY FUTURES TRADING COMMISSION, OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS OR THIS BROCHURE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. AN INVESTMENT IN BNPC IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK.

YOU SHOULD CONSIDER ALL RISK FACTORS SET FORTH IN THE ACCOMPANYING PROSPECTUS BEFORE INVESTING IN BNPC. PLEASE REFER TO "THE RISKS YOU FACE" AND "CONFLICTS OF INTEREST" IN THE PROSPECTUS FOR A MORE DETAILED DESCRIPTION OF THE FOLLOWING RISKS AND OTHER SIGNIFICANT RISK FACTORS APPLICABLE TO AN INVESTMENT IN BNPC.

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improved risk-adjusted returns.

IMPORTANT CONSIDERATIONS

- Price of Commodities and futures contracts can be volatile and are not suitable for all investors
- Prices of ETF shares may be lower than the cost and underlying assets may lose value
- STREAM ETFs are not 40 Act Funds and not subject to regulation thereunder
- STREAM ETF shares are not FDIC insured, may lose value and have no bank guarantee
- The ETF strategy may not be successful
- A wide bid-ask spread for low volume ETFs may lead to trades that are not cost effective
- This investment is not suitable for all investors.
- Diversification does not eliminate the risk of experiencing investment losses.

DESCRIPTION OF THE FOLLOWING RISKS AND OTHER SIGNIFICANT RISK FACTORS APPLICABLE TO AN INVESTMENT IN BNPC.

The value of BNPC's shares relates directly to the value of the commodity futures and other assets held by BNPC. Fluctuations in the prices of these assets could adversely affect an investment in BNPC shares.

The Commodity Futures Trading Commission and commodity exchange rules impose speculative position limits on market participants trading in commodities included in the S&P GSCI® Dynamic Roll Index (the Index that BNPC seeks to track). If position limits are applied to BNPC, BNPC's ability to issue new baskets, or BNPC's ability to reinvest income in additional futures contracts may be limited to the extent these activities would cause BNPC to exceed applicable position limits. Limiting the size of BNPC may affect the correlation between the price of the shares, as traded on the NYSE Arca, and the net asset value per share. That is, the inability to create additional baskets could result in shares of BNPC trading at a premium or discount to net asset value of BNPC.

BNPC may not always be able exactly to replicate the performance of the Index.

BNPC is not actively managed and will track the Index during periods in which the Index is flat or declining as well as when the Index is rising.

The lack of an active trading market for BNPC shares may result in losses on your investment at the time of disposition of your BNPC shares.

BNPC shares are a new securities product and their value could decrease if unanticipated operational or trading problems arise.

You should not rely on past performance in deciding whether to buy BNPC shares.

Shares in BNPC are speculative securities and their purchase involves a high degree of risk. All risk factors set forth in the Prospectus for BNPC should be considered prior to making an investment in BNPC.

Fewer representative commodities may result in greater Index volatility.

Price volatility may possibly cause the total loss of your investment.

Fees and commissions are charged regardless of profitability.

Possible illiquid markets may exacerbate losses.

Trading on commodity exchanges outside the United States is not subject to U.S. regulation.

Various actual and potential conflicts of interest may be detrimental to shareholders.

Shareholders will be subject to taxation on their share of BNPC's taxable income in each year, whether or not they receive cash distributions.

Shareholders will not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act of 1940.

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Shareholders will not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act of 1940.

Additional risk factors are described in the Prospectus. Prospective investors should read the entire Prospectus before deciding to invest in BNPC.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS OR THIS BROCHURE. THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS OR THIS BROCHURE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Past performance should not be taken as an indication of future performance.

BNP PARIBAS QUANTITATIVE STRATEGIES LLC (THE MANAGING OWNER OF BNPC) HAS HAD LIMITED EXPERIENCE IN TRADING ACTUAL ACCOUNTS FOR ITSELF OR FOR CUSTOMERS.

UNLESS OTHERWISE SPECIFIED, NO TRANSACTION RELATING TO THE INDEX IS SPONSORED, ENDORSED, SOLD OR PROMOTED BY STANDARD & POORS (THE INDEX SPONSOR) AND THE INDEX SPONSOR MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES AS TO (A) THE ADVISABILITY OF PURCHASING OR ASSUMING ANY RISK IN CONNECTION WITH ANY SUCH TRANSACTION (B) THE LEVELS AT WHICH THE INDEX STANDS AT ANY PARTICULAR TIME ON ANY PARTICULAR DATE (C) THE RESULTS TO BE OBTAINED BY THE ISSUER OF ANY SECURITY OR ANY COUNTERPARTY OR ANY SUCH ISSUER'S SECURITY HOLDERS OR CUSTOMERS OR ANY SUCH COUNTERPARTY'S CUSTOMERS OR COUNTERPARTIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH ANY LICENSED RIGHTS OR FOR ANY OTHER USE OR (D) ANY OTHER MATTER. THE INDEX SPONSOR MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN.

WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE INDEX SPONSOR HAVE ANY LIABILITY (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

SHARES IN BNPC ARE NEITHER INTERESTS IN NOR OBLIGATIONS OF ANY BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

The funds described on this website (the "funds") are not mutual funds or any other type of investment company within the meaning of the Investment Company Act of 1940, as amended, and is not subject to regulation thereunder.

Shares are not individually redeemable. Owners of the Shares may acquire those Shares from the Funds or tender those Shares for redemption to the Funds in Creation and Redemption Units, respectively, typically consisting of 40,000 Shares.

ALPS Distributors, Inc. is the distributor for the Funds. It is not affiliated with BNP Paribas Quantitative Strategies, LLC.

Investment in the Funds are not suitable for all investors. There are risks associated with investing including possible loss of principal. Carefully

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HAS THE COMMSSDN PASSBD CPON TI+ ACC4R.43 OR A I X W Y OF TI€ PROSPECTUS OR THS BROCHURE. M S E SECURFE M V E W T BEEN APPROVED OR DISAPFlWVED BY THE SECURITIES AND MU-l4NOE COIYMLSSIM\I OR MY STATE SECURFE COMWSSDN NOR HAS THE SECURITIES MCH4HOE C O M E I O N OR ANY STATE SECURmeS COMMSSDH PASSED UPON MMOR A C E U C V OF MP R W E C UOR THS BROCHJF1E. ANY FEPREEMTATTKIN TO TI+ C(3NIRARI IS A CRlMlNAL OFFENSE.

BNP P mQUANTlTATlVE fTRATEMES L C (THE M A M h Y ; M E ? OF W C ) HAS H40 UMTEIS EXPEWENCE IN TRADhk: M U A L ACCKtMS FWt lTSaF OR FOR CUSTOMERS.

UNLESS OM- SPECFB, NO TRCNSRCTION E L A T N O TO THE M E X 15 SPONSORED, EN, SOLD OR P R W W BY ST 8 PCORS INDM SPCNSOR) AND THE INDEX SWElSOR W E S NO EXPRESS OR hPLB

R E R S E N T A T m OR W A R R M E S AS TO (A) W A W W B L I T Y OF P U R W N C I U3 ASSUMNO ANY WSK NCONMECTION W H ANY SXn TRANSACT13N 81 L E Y a S AT WnlXl THE W X STANDS AT ANY PARTICULAR TIM ON ANY

P A R T W A R DATE [C) THE RESLLTS TO EW A N E D BY THE ISSUER OF ANY SECURFY CR ANY COhlERPARTY OR ANY SUCH iSZLERS SEUHTY HOLDERS OR CUSTOMRS OR UW SUCH C O U N T R M l Y S CUSTOMRS OR COUNTERPARTES OR ANY O M PWSON OR ENTITY FROM THE USE OF THE INDEX OR ANY DATA W U D E D M R E NIN CONNECTlONVllM AMY LENSED R E H E M F t X ANY OTHER LEE M@) ANY OTHER MATTER. THE M E X S W N S m M 4 K B W EXPRESS OR MPUED REPRESENTATIONS OR WMRANTIES OF MERCHAHTABIUTY OR FtTNSS FOR A PARTlCClpR PURPOSE N T H R W C T TO WE INDM OR ANY DATA INCLUDED THERBN.

W H C U LMITN3 ANY OF THE F-N3, IN NO EVENT SHALL THE N X X SPONSOR W V E ANY L U B L F Y W T H E R IN NEGLlOENCE OR O M R W E ) TO AW E R S W FOR ANY D E C T , WRECT, SPEClbL, PUIIKWE, CONSMUBVTIAL OR M OTHER DAWES IJCLUDNO LOST PROnTSj EWN IF WTIFED OF M E POSgBUrY OF SUCH DAWES.

SHPIiES NB P C . ME NEKHER M E R B T S IN NOR OBLBATDNS OF ANY BANC MI3 ARE M T INSURED BY TI€ FL ‘

DEWSF N W N C E CORWRATTKIN OR PNY O mGOVERNMENTAL AOEHCV.—The funds desmibed on this webrik [the ‘funds’3 ale not mutual funds or any othertype d imedment wmparw within the meaning ofthe Inw&mant Companyhiof 1040, as amsndbd. and Is n d s u b j s d b regulation thdraunder.

Sharer are n d indkidualb redeemable h n e a ofthe Shara may acquire thme ShawfmmtheFunds or tenderihore Shalafor redemption to the Funds in Cleation and Redemption Unh. r e s p e d i b . b i u a l b m n r i d i n g o f 4 0 . m Shares.

ALPS Dishibuhrr. Inc. k C s d i f i b d o l forths Funds. It is not aihlidsd with BNP Paribas Ouantihtks Statsgids L K .

lnvntment in the Funds are ndruitable for all investors. There are r k assodated with invefinn induding p w i b l e I- of prinoipal. Carefully rmmldsr thd Fundt inuezhnbnt objsothrps, rl&fa&orr. and fbsc and axpbmps bsinm Irreasllng. Foriurlha d l w w l n n oftha r k azaolatdd nlth an Imnstrnant in t h Fund pleam mad thd a p p l b I OlS P C U S .

For copy d l h e P r m u a CUQ( IEE.P mr e d it carcfdly before inueating.

I Ths Funds art nwd and haws llmlbd apanblng hldo* I

STREAM Exchange Traded Trust has filed a registration statement (including a prospectus) with the United States Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus that is included in that registration statement, as well as the other documents that STREAM Exchange Traded Trust has filed with the SEC, for more complete information about STREAM Exchange Traded Trust and this offering. You may get these documents for free by visiting the SEC website at www.sec.gov, or by downloading them from the STREAM Exchange Traded Trust website http://stream.bnpparibas.com. Alternatively, STREAM Exchange Traded Trust will arrange to send you a prospectus if you request it by calling toll free at (855) 806-2588.